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                                                                   EXHIBIT 10.26

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS OR, SUBJECT TO SECTION 5.3 HEREOF, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

Issuer: Egenera, Inc., a Delaware corporation
Number of Shares: 227,204, subject to adjustment
Class of Stock: Series C Convertible Preferred Stock, $0.001 par value per share Exercise Price: $1.3204, subject to adjustment
Issue Date; June 10,2003
Expiration Date; June 10,2010

      FOR THE AGREED UPON VALUE of $1.00, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Warrant is issued to SILICON VALLEY BANK (together with its successors and permitted assigns, "Holder") by Egenera, Inc., a Delaware corporation (the "Company").

      Subject to the terms and conditions hereinafter set forth, the Holder is entitled upon surrender of this Warrant and a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 (the "Notice of Exercise"), at the principal office of the Company, 165 Forest Street, Marlborough, Massachusetts 01752 or such other office as the Company shall notify the Holder of in writing, to purchase from the Company up to Two Hundred Twenty-seven Thousand Two Hundred Four (227,204) fully paid and non-assessable shares (the "Shares") of the Company's Series C Convertible Preferred Stock, $0.001 par value per share (the "Class"), at a purchase price per Share of $
1.3204 (the "Exercise Price"). This Warrant may be exercised in whole or in part at any time and from time to time until 5:00 PM, Eastern time, on the Expiration Date set forth above, or until earlier terminated pursuant to Section 1.6.2 below, and shall be void thereafter. Until such time as this Warrant is exercised in full or expires, the Exercise Price and the number of Shares are subject to adjustment from time to time as hereinafter provided.

      Notwithstanding the foregoing definition of Class, upon and after the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Class, including without limitation the Company's initial registered underwritten public offering and sale of its securities ("IPO") (any such transaction being referred to hereinafter as a "Class Conversion"), then from and after the date upon which all such outstanding shares have been so converted, redeemed or retired, "Class" shall mean the Company's common stock, $0.001 par value per share ("Common Stock"), and this Warrant shall be exercisable for such number of shares of

Common Stock as shall equal the number of shares of Common Stock into which the Shares would have been converted pursuant to the Company's Certificate of Incorporation, as amended, including without limitation the Certificate of Designation, if any, applicable to the same class or series of preferred stock as the Shares (the Certificate") had the Shares been issued and outstanding immediately prior to such conversion, redemption or retirement, and the Exercise Price shall be the Common Stock conversion price as determined pursuant to the Certificate immediately prior to such conversion, redemption or retirement (all subject to further adjustment as provided herein).

ARTICLE 1. EXERCISE

            1.1 Method of Exercise. Holder may exercise this Warrant by delivering this Warrant together with a duly executed Notice of Exercise to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares befog purchased.

            1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined as follows:

                     X = Y(A-B)/A

      where:

                     X = the number of Shares to be issued to the Holder.

                     Y = the number of Shares with respect to which this Warrant is being exercised.

                     A = the Fair Market Value (as determined pursuant to
                     Section 1.3 below) of one Share.

                     B = the Exercise Price.

            1.3   Fair Market Value.

                  1.3.1 If shares of the Class (or shares of the Company's stock into which shares of the Class are convertible or exchangeable) are traded on a nationally recognized securities exchange or over the counter market, the fair market value of a Share shall be the closing price of a share of the Class (or the closing price of a share of the Company's stock for which shares of the Class are convertible or exchangeable, multiplied by the number of shares of such stock into which one share of the Class is convertible or exchangeable) reported for the business day immediately preceding the date of Holder's Notice of Exercise to the Company.

                  1.3.2 If shares of the Class (or shares of the Company's stock into which shares of the Class are convertible or exchangeable) are not traded on a nationally recognized securities exchange or over the counter market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

            1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company at its sole expense shall promptly deliver to Holder (i) certificates for the Shares acquired upon such exercise, and (ii) if this Warrant has not been fully exercised or converted and has not expired, a new warrant of like tenor representing the Shares for which this Warrant is still exercisable.

            1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant,a new warrant of like tenor.

            1.6   Assumption on Sale, Merger, or Consolidation of the Company.

                  1.6.1. "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, assignment, transfer, exclusive license, or other disposition of all or substantially all of the assets of the Company, or any acquisition, reorganization, consolidation, or merger of the Company where the holders of the Company's outstanding voting equity securities immediately prior to the transaction beneficially own less than a majority of the outstanding voting equity securities of the surviving or successor entity immediately following the transaction.

                  1.6.2. Assumption of Warrant. The Company shall use its reasonable efforts to ensure that upon the closing of any Acquisition (other than an Acquisition in which the consideration received by the Company's stockholders consists solely of cash), the successor or surviving entity shall assume the obligations of this Warrant, and that this Warrant thereafter shall be exercisable through the Expiration date first set forth above for the same securities and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing, subject to further adjustment from time to time in accordance with the provisions hereof. If, notwithstanding such Company efforts, the acquirer in an Acquisition notifies the Company that it shall not so assume this Warrant, then the Company shall notify the Holder thereof within a reasonable time prior to the closing of such Acquisition and, to the extent this Warrant shall not have been exercised or converted at or prior to such closing, this Warrant shall terminate and be of no further force or effect.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

            2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of the Class, payable in shares of the Class, Common Stock or other securities, or subdivides the outstanding shares of the Class into a greater number of shares of the

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Class, or subdivides the shares of the Class in a transaction that increases the amount of Common Stock into which such shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

            2.2 Rectification. Exchange or Substitution. Upon any reclassification, exchange, substitution, reorganization or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for fee Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, reorganization or other event. The Company or its successor shall promptly issue to Holder a new warrant of like tenor for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, reorganizations or other events.

            2.3 Adjustments for Combinations. Etc. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares issuable upon exercise or conversion of this Warrant shall be proportionately decreased.

            2.4 No Impairment. The Company shall not, by amendment of the Certificate or its by-laws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

            2.5 Adjustments for Dilutive Issuances. Until a Class Conversion, the number of shares of Common Stock for which the Shares are convertible shall be adjusted from time to time in accordance with Section 6 of Article FOURTH of the Certificate as if me Shares were issued and outstanding on and as of the date of any such required adjustment, but no adjustment shall be made to the number of Shares for which this Warrant may be exercised.

            2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount computed by multiplying such fractional interest by the Fair Market Value (determined in accordance with Section 1.3 above) of one Share.

            2.7 Certificate as to Adjustments. Upon each adjustment of the Exercise Price, number or class of Shares or number of shares of Common Stock or other securities for which the Shares are convertible or exchangeable, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its chief financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall at any time and from time to time, upon written request, furnish Holder with a certificate setting forth the Exercise Price, number and class of Shares and conversion ratio in effect upon the date thereof and the series of adjustments leading to such Exercise Price, number and class of Shares and conversion ratio.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

            3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

                  (a) All Shares which may be issued upon the due exercise of this Warrant, and all Common Stock or other securities, if any, issuable upon due conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrance except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

                  (b) The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued shares such number of shares of its Series C Convertible Preferred Stock and shares of its Common Stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into shares of Common Stock or such other securities.

                  (c) On and as of the date hereof, (i) $ 1.3204 is the lowest price per share for which shares of the Class have been sold or issued by the Company, and the lowest exercise or conversion price per share for which shares of the Class may be purchased or acquired upon the exercise or conversion of outstanding securities exercisable or convertible by their terms for shares of the Class, and (ii) the Common Stock conversion price in effect for shares of the Class as determined pursuant to the Certificate is $1.3204.

                  (d) The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire the Shares, have been duly authorized by all necessary corporate action on the part of the Company, and this Warrant is not inconsistent with the Certificate and/or the Company's by-laws, does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any material indenture, mortgage,contract or other instrument to which it is a party or by which it is bound, and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

            3.2 Notice of Certain Events. Until a Class Conversion, the Company shall provide written notice of events specified to Section 6J of Article FOURTH of the Certificate as if the Shares were issued and outstanding provide notice of such events to holders of outstanding shares of the Class.

            3.3 Registration Under Securities Act of 1933, as amended. The shares of Common Stock issuable upon conversion of the Shares (and the Shares, at all times when the Class is Common Stock) shall have certain incidental or "piggyback" registration rights pursuant to, and as set forth in, that certain Second Amended Registration Rights Agreement dated as of May 16, 2002 among the Company and the other parties named therein. The Company shall execute and deliver an amendment or joinder agreement with Holder for the purpose of effecting the foregoing grant of registration rights. The Company represents and warrants to Holder that the Company's foregoing grant of registration rights and its execution, delivery and performance of the aforementioned amendment or joinder agreement (a) have been duly authorized by all necessary corporate action of the Company's Board of Directors and shareholders, (b) will not violate the Certificate or the Company's by-laws, each as amended, (c) will not violate or cause a breach or default (or an event which with the passage of time or the giving of notice or both, would constitute a breach or default) under any agreement, instrument, mortgage, deed of trust or other arrangement to which the Company is a party or by which it or any of its assets is subject or bound, and
(d) do not require the approval, consent or waiver of or by any shareholder, registration rights holder or other third party which approval, consent or waiver has not been obtained as of the date of issuance of this Warrant.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. Holder represents and warrants to the Company, as of the date hereof and the date of any exercise or conversion of this Warrant, as follows:

            4.1 Purchase for Own Account. Subject to Silicon Valley Bank's right to transfer this Warrant and the Shares (and/or the securities, if any, issued and issuable upon conversion of the Shares) to its parent corporation Silicon Valley Bancshares and/or any other affiliate, this Warrant and the Shares to be acquired upon exercise hereof will be acquired for investment for Holder's account, not as nominee or agent, and not with a view to sale or distribution in violation of applicable federal and state securities laws.

            4.2 Investment Experience. Holder understands that the purchase of this Warrant and the Shares covered hereby involves substantial risk. Holder (a) has experience as an investor in unregistered securities, (b) has sufficient knowledge and experience in financial and business affairs that it can evaluate the risks and merits of its investment in this Warrant and the Shares, and (c) can bear the economic risk of such Holder's investment in this Warrant and the Shares.

            4.3 Accredited Investor. Holder is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended.

ARTICLE 5. MISCELLANEOUS.

            5.1 Automatic Conversion upon Expiration. In the event that upon the Expiration Date, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then his Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

            5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHER WISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATIONS THEREOF UNDER SUCH ACT AND LAWS OR, SUBJECT TO SECTION 5.3 OF THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE CORPORATION TO SILICON VALLEY BANK DATED AS OF JUNE 10, 2003, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

            5.3 Compliance with Securities laws on Transfer. This Warrant and the Shares (and the securities, if any, issued and issuable upon conversion of the Shares) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to Silicon Valley Bancshares or other affiliate of Holder. By its acceptance of transfer of this Warrant, any transferee of this warrant shall be deemed to have made the representations and warranties set forth in Article 4 above.

            5.4 Transfer Procedure. Following its receipt of this executed Warrant, Silicon Valley Bank will transfer same in whole or in part to its parent corporation Silicon Valley Bancshares, and thereafter Holder and/or Silicon Valley Bancshares may, subject to Section 5.3 .above, transfer all or part of this Warrant and/or the Shares (or the securities, if any, issued and issuable upon conversion of the Shares) at any time and from time to time by giving the Company notice of the portion of the Warrant and/or Shares (or the securities, if any, issued and issuable upon conversion of the Shares) being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); provided, that at all times prior to the Company's IPO, Holder shall not, without the prior written consent of the Company, transfer this Warrant (or any part hereof), any Shares, or any securities issued or issuable upon conversion of the Shares,to any person who directly competes with the Company, unless such transfer is in connection with an Acquisition of the Company by any such person.

            5.5 Notices. All notices,and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally, or mailed by first-class registered or certified mail, postage prepaid, or sent via reputable overnight courier service, fee prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time, but in all cases, unless instructed in writing otherwise, the Company shall deliver a copy of all notices to Holder to Silicon Valley Bank, Treasury Department, 3003 Tasman Drive, HA 200, Santa Clara, California 95054.

            5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought,

            5.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

            5.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

            5.9 No Rights as a Shareholder. Except as specifically provided in this Warrant, Holder shall have no rights as a shareholder of the Company in respect of the Shares issuable hereunder unless and until Holder exercises this Warrant as to all or any of such Shares.

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                                      -8-

      IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Stock to be executed as an instrument under seal by its duly authorized representative as of the date first above written.

ATTEST:                               "COMPANY"

                                      EGENERA, INC.

By: /s/ Marie N. Epstein              By: /s/ Thomas F. Sheehan
    ----------------------------          --------------------------------------
Name: Marie N. Epstein                Name: Thomas F. Sheehan
Title: VP & Corporate Controller      Title: CFO

                                   ASSIGNMENT

FOR VALUE RECEIVED, SILICON VALLEY BANK HEREBY SELLS, ASSIGNS AND TRANSFERS

UNTO:

                      NAME: SILICON VALLEY BANCSHARES
                      ADDRESS: 3003 TASMAN DRIVE (HA-200)
                      SANTA CLARA, CA 95054

                      TAXID: 91-1962278

THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY EGENERA (THE "COMPANY"), ON JUNE 10, 2003 (THE "WARRANT") TOGETHER WITH ALL RIGHTS, TITLE AND INTEREST THEREIN.

                                       SILICON VALLEY BANK

                                       By: /s/ D. Reich
                                           -------------------------------------
                                       Name: D. Reich
                                       Title: SVP


Date: 6/10/03

By its execution below, and for the benefit of the Company, Silicon Valley Bancshares makes each of the representations and warranties set forth in Article 4 of the Warrant as of the date hereof.

                                       SILICON VALLEY BANCSHARES

                                       By: /s/ Paulette Mehas
                                           -------------------------------------
                                       Name: Paulette Mehas
                                       Title: Treasurer